     As filed with the Securities and Exchange Commission on August 5, 1997
                                                               File No. 33-89698

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                           U.S. ROBOTICS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



            DELAWARE                                     36-3994412
  (State or Other Jurisdiction             (I.R.S. Employer Identification No.)
of Incorporation or Organization)

 8100 NORTH MCCORMICK BOULEVARD                        (847) 982-5010
  SKOKIE, ILLINOIS  60076-2999                (Telephone Number, Including Area
(Address, Including Zip Code, of                 Code, of Principal Executive
Principal Executive Offices)                               Offices)

                           U.S. ROBOTICS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                             Mark D. Michael, Esq.
                        c/o:  U.S. Robotics Corporation
                         8100 North McCormick Boulevard
                            Skokie, Illinois  60076
                    (Name and Address of Agent For Service)
                                 (847) 982-5010
         (Telephone Number, Including Area Code, of Agent For Service)

                           ---------------------------

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                               Page 1 of 3 pages.

     This Post-Effective Amendment No. 1 is being filed to remove from registration 1,764,393 shares of common stock, $.01 par value per share, of U.S. Robotics Corporation ("USR") which remain unsold at the termination of the offering of such shares under the U.S. Robotics Corporation Employee Stock Purchase Plan. Such offering has been terminated in connection with the Amended and Restated Agreement and Plan of Merger by and among 3Com Corporation, TR Acquisitions Corporation, 3Com (Delaware) Corporation and USR, pursuant to which USR has become a wholly-owned subsidiary of 3Com Corporation.


























                               Page 2 of 3 pages.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 30th day of July, 1997.

                                    U.S. ROBOTICS CORPORATION


                                    By:  /s/ Mark D. Michael
                                       --------------------------------
                                         Mark D. Michael, Vice President,
                                         General Counsel and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their respective capacities on this 30th day of July, 1997.


      Signature                       Title
      ---------                       -----

/s/ Alan D. Groves             President and Director
------------------
Alan D. Groves

/s/ Mark D. Michael        Vice President, General Counsel,
-------------------              Secretary and Director
Mark D. Michael

/s/ George A. Vinyard        Vice President and Director
---------------------
George A. Vinyard

                               Page 3 of 3 pages.